Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-      ) and related Prospectus of AVAX
Technologies, Inc. for the registration of 7,671,102 shares of its common stock and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the financial statements of AVAX Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                               /s/   Ernst & Young LLP

Kansas City, Missouri
April 11, 2000